Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

CLOSES ACQUISITION OF NLASCO

Promotes Greg Vanek to CEO of NLASCO

Announces Results of Rights Offering

Completes Private Placement to Flexpoint

ENGLEWOOD, CO — (BUSINESS WIRE) — January 31, 2007 — Affordable Residential Communities Inc. (NYSE: ARC) today announced that it has completed its previously announced acquisition of NLASCO, Inc., a privately held property and casualty insurance holding company.

NLASCO specializes in providing fire and homeowners insurance to low value dwellings and manufactured homes primarily in Texas and other areas of the south, southeastern and southwestern United States.  Through its two insurance subsidiaries, National Lloyds Insurance Company and American Summit Insurance Company, NLASCO underwrites its insurance policies through approximately 6,600 independent agents in 27 states.

NLASCO will operate as an independent wholly owned subsidiary of ARC.  NLASCO’s current management team has been retained and will continue to utilize the operational infrastructure at NLASCO’s existing location in Waco, Texas.  The business model of NLASCO will not change and the emphasis will remain on providing outstanding service to all the independent agents associated with the companies.

ARC also announced that Greg Vanek, president and chief operating officer of NLASCO, has been promoted to chief executive officer of NLASCO.  C. Clifton Robinson, NLASCO’s current chairman and chief executive officer, will serve as non-executive chairman of NLASCO’s board of directors.  Additionally, NLASCO Vice Chairman Gordon B. Robinson will serve in an advisory role to NLASCO for a period of two years.

Mr. Vanek graduated from Baylor University with a degree in business administration in 1983.  Prior to joining NLASCO, he worked in the mobile home manufacturing industry and in the underwriting department of the Farm Bureau Insurance Company.  Mr. Vanek came to NLASCO in 1986 and was promoted to his current position in 2001.

ARC also today announced the results of the $80 million rights offering that ARC commenced on December 22, 2006.  In the rights offering, ARC’s stockholders, other than Gerald J. Ford and ARC Diamond, LP, an affiliate of Mr. Ford, purchased approximately 95% of the shares of ARC’s common stock offered to them.

Mr. Ford and ARC Diamond, who agreed not to exercise their rights in the rights offering, purchased in a private placement directly from ARC a total of 1,759,400 shares of ARC’s common stock, the full number of shares that they otherwise would have been entitled to subscribe for in the rights offering, at the same price per share as in the rights offering.  Hunter’s Glen/Ford, Ltd., also an affiliate of Mr. Ford, purchased those shares of ARC’s common stock that remained unsubscribed for in the rights offering, other than shares which were covered by rights distributed to Mr. Ford and ARC Diamond.

ARC also announced the completion of its previously announced private placement of ARC common stock to Flexpoint Fund, L.P.  ARC issued 2,154,763 shares of its common stock to Flexpoint for aggregate proceeds of $20 million.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC” or the “Company”), excluding discontinued operations, currently owns and operates approximately 57,264 homesites located in 275 communities in 23 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS

Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer

(866) 847-8931

investor.relations@aboutarc.com

                  or

Integrated Corporate Relations, Inc.

Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the heading “Forward-Looking Statements” in the Company’s 2005 Annual Report on Form 10-K, 2006 Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements and Registration Statements filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.